Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated December 14, 2006, which appears on page F-29 of the annual report on Form 10-KSB of Ballistic Recovery Systems, Inc. and Subsidiary for the year ended September 30, 2006.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
February 22, 2007

Virchow, Krause & Company, LLP
Certified Public Accountants & Consultants  -  An Independent Member of Baker Tilly International